UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

CombiMatrix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33523	47-0899439
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 Goddard, Suite 150, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2016, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company’s Certificate of Incorporation, which was approved by the Company’s stockholders at the Company’s Special Meeting of Stockholders held on January 26, 2016 and approved by the Company’s Board of Directors.  The Certificate of Amendment effects a one-for-fifteen reverse stock split of the outstanding shares of Common Stock of the Company in which each fifteen issued and outstanding shares of Common Stock, $0.001 par value, are combined and converted into one share of Common Stock, $0.001 par value.  The reverse stock split becomes effective as of 5:00 p.m. Pacific time on January 29, 2016.  No fractional shares of Common Stock will be issued in connection with the reverse stock split.  A holder of the old Common Stock who would have otherwise been entitled to a fractional share of the new Common Stock will be entitled to receive a cash payment for the fractional share interest.  This summary is qualified in its entirety by reference to the Certificate of Amendment of the Company’s Certificate of Incorporation attached hereto as Exhibit 3.1.

Item 7.01.                                        Regulation FD Disclosure.

The Company expects that the reverse stock split will be effective for trading purposes upon the commencement of trading on February 1, 2016, at which point the Company’s Common Stock will begin trading on a split adjusted basis on The Nasdaq Capital Market.  Proportional adjustments will be made to the Company’s 2006 Stock Incentive Plan reserve and to the Company’s outstanding stock options, restricted stock unit awards, Series E Preferred Stock, and warrants as well.  Any fractional shares issuable pursuant to stock options or restricted stock unit awards will be rounded down to the nearest whole share and any fractional shares issuable pursuant to warrants and Series E Preferred Stock will be rounded up to the nearest whole share.

Computershare, the Company’s transfer agent, is acting as the exchange agent for the reverse split.  Stockholders of record as of close of business on January 29, 2016 will receive the forms and notices to exchange their existing shares for the new shares from the exchange agent, or from their bank, broker or other nominee holder.  Stockholders will not receive fractional shares in connection with the reverse stock split.  Instead, stockholders who would otherwise be entitled to receive fractional shares of Common Stock are entitled to receive cash (without interest or deduction) from the exchange agent in lieu of such fractional shares upon the submission of a letter of transmittal by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s underlying stock certificates.  The cash payment to be received by any such stockholder will be determined by multiplying (x) the closing price per share of the Company’s Common Stock as reported on The Nasdaq Capital Market on January 29, 2016, by (y) the fraction of one share owned by such stockholder.  Stockholders who hold stock certificates evidencing their shares of the Company’s Common Stock are advised that they should not send in their stock certificates until they receive a letter of transmittal, which will contain detailed instructions for exchanging their existing stock certificates.  After the reverse stock split, the Company’s Common Stock has a new CUSIP number 20009T501, but the par value and other terms of the Common Stock were not affected by the reverse stock split. Nasdaq has informed the Company that no change will be made to the symbol “CBMX” in connection with the reverse stock split.

The Company’s Board of Directors implemented the reverse stock split with the objective of regaining compliance with the minimum bid price listing maintenance requirements of The Nasdaq Capital Market.  The reverse split also will have the effect of increasing the number of shares of Common Stock available for issuance by the Company.

The information contained in this Item 7.01 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Shell Company Transactions.

Not applicable.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: January 29, 2016	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer